                                                                      EXHIBIT 12

                         Becton, Dickinson and Company

               Calculation of Ratio of Earnings to Fixed Charges


  (All Amounts in Millions except for the Ratio of Earnings to Fixed Charges)

                                                           (Unaudited)
                                                       -------------------
                                                           Nine Months
                                                          Ended June 30,              Year Ended September 30,
                                                       -------------------  -------------------------------------------
                                                              1999              1998           1997           1996
                                                       -------------------  -------------  -------------  -------------
Earnings:

Income Before Income Taxes and Cumulative
      Effect of Accounting Changes                                $ 256.5        $ 340.9        $ 422.6        $ 393.7

Undistributed (Earnings)/Losses of Less Than
      50%-Owned Companies Carried at Equity                             -              -              -              -

Net Capitalized Interest                                              4.4            2.0            3.5            4.5

Fixed Charges                                                        73.6           84.3           72.1           75.8
                                                       -------------------  -------------  -------------  -------------
      Earnings as Adjusted                                        $ 334.5        $ 427.2        $ 498.2        $ 474.0
                                                       ===================  =============  =============  =============


Fixed Charges:

      Interest Cost (1)                                           $  67.2        $  75.6        $  57.6        $  59.5

      Interest Allocable to Rents (2)                                 6.0            8.1           14.0           15.0

      Amortization of Debt Expense                                    0.4            0.6            0.5            1.3
                                                       -------------------  -------------  -------------  -------------
        Fixed Charges                                             $  73.6        $  84.3        $  72.1        $  75.8
                                                       ===================  =============  =============  =============


Ratio of Earnings to Fixed Charges                                   4.54           5.07           6.91           6.25
                                                       ===================  =============  =============  =============


                                                         Year Ended September 30,
                                                       ----------------------------
                                                           1995           1994
                                                       -------------  -------------
Earnings:

Income Before Income Taxes and Cumulative
      Effect of Accounting Changes                          $ 349.6        $ 296.2

Undistributed (Earnings)/Losses of Less Than
      50%-Owned Companies Carried at Equity                       -              -

Net Capitalized Interest                                        7.2            5.7

Fixed Charges                                                  80.5           84.0
                                                       -------------  -------------
      Earnings as Adjusted                                  $ 437.3        $ 385.9
                                                       =============  =============


Fixed Charges:

      Interest Cost (1)                                     $  64.7        $  68.4

      Interest Allocable to Rents (2)                          15.3           15.0

      Amortization of Debt Expense                              0.5            0.6
                                                       -------------  -------------
        Fixed Charges                                       $  80.5        $  84.0
                                                       =============  =============


Ratio of Earnings to Fixed Charges                             5.43           4.59
                                                       =============  =============

(1) Includes interest expense and interest capitalized in accordance with FASB Statement No. 34.

(2) Represents an appropriate portion of rental expense.